===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                EEX CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                EEX Corporation
                   Notice of Annual Meeting of Shareholders
                          To be Held on May 30, 2002

To the Shareholders of
EEX Corporation:

   The Annual Meeting of the Shareholders of EEX Corporation, a Texas corporation (the "Company"), will be held at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042 on Thursday, May 30, 2002, at 1:00 p.m., Central Daylight Time, for the following purposes:

  1. To elect two Directors for terms expiring at the Annual Meeting held in 2005;

  2. To ratify the Board of Directors' appointment of Ernst & Young LLP as independent auditors of the Company for the year ended December 31, 2002; and

  3. To consider and act upon such other business as may be properly presented to the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business April 1, 2002, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at such meeting. A list of such shareholders will be available at the time and place of the meeting and during the ten days prior to the meeting at the office of the Corporate Secretary of the Company at the address above.

   Shareholders are cordially invited to attend the Annual Meeting. Regardless of whether you expect to attend the meeting in person, we urge you to read the attached Proxy Statement and sign, date and mail the accompanying proxy card in the enclosed postage-prepaid envelope. It is important that your shares are represented at the meeting, and your promptness will assist us in making necessary preparations for the meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each card should be completed and returned to assure that all your shares are voted.

   A Proxy Statement, proxy card and the Company's 2001 Annual Report on Form 10-K accompany this Notice of Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard L. Edmonson
                                          Senior Vice President,
                                          General Counsel
                                          and Corporate Secretary

Houston, Texas
April 29, 2002

                                EEX Corporation
                            2500 CityWest Boulevard
                                  Suite 1400
                             Houston, Texas 77042
                                (713) 243-3100

                                Proxy Statement

                        Annual Meeting of Shareholders
                          To be Held on May 30, 2002

   This Proxy Statement is being mailed on or about April 29, 2002, to shareholders of EEX Corporation, a Texas corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 30, 2002, at 1:00 p.m., Central Daylight Time, at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042.

   The purpose of the Annual Meeting is to consider and vote upon

  . the election of two Directors for terms expiring at the Annual Meeting held in 2005,

  . the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company, and

  . such other matters as may be properly presented to the meeting or any adjournment thereof.

   A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it, by submitting a subsequently dated proxy, or by appearing at the annual meeting and voting in person. Unless revoked, a properly signed and dated proxy that is returned will be voted in accordance with the directions thereon. If no instructions are specified, the shares will be voted for the election of the nominees for Director and for the ratification of the appointment of Ernst & Young LLP as independent auditors. If other matters are properly presented before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

   Holders of record of the Company's common stock (the "Common Stock") at the close of business on the record date, April 1, 2002, are entitled to vote at the Annual Meeting. On April 1, 2002, the Company had outstanding 42,487,395 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting.

   Holders of record of the Company's Series B 8% Cumulative Perpetual Preferred Stock (the "Preferred Stock") are entitled to vote upon all matters upon which holders of Common Stock have the right to vote. Each share of Preferred Stock is entitled to the number of votes equal to the quotient of
(i) 8,000,000 divided by (ii) the number of outstanding shares of Preferred Stock, but in no event more than 5.334 votes per share of Preferred Stock. On April 1, 2002, the Company had outstanding 1,937,450 shares of Preferred Stock, entitling the holders thereof to 8,000,000 votes at the Annual Meeting.

   The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A majority of all outstanding shares entitled to vote at the meeting is required for the election of Directors. A majority of the votes cast or expressly abstaining is required for the ratification of the appointment of independent auditors. Except any matter for which a specified portion of the shares entitled to vote is required by statute, the Company's Restated Articles of Incorporation or its Bylaws, any other matter that is submitted for approval would require the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting and voted for or against or expressly abstaining. The inspectors of election will treat broker non-votes on any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote as shares not entitled to vote with respect to that matter; however, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

   Enclosed with this Proxy Statement is a copy of the Company's 2001 Annual Report which is not to be regarded as proxy soliciting material or as a communication by means of which solicitation is made.

                             ELECTION OF DIRECTORS

Information Regarding Nominees

   Two Directors will be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board. The Directors are divided into three classes with staggered terms expiring at the third Annual Meeting following the one at which members of the class are elected. The following two Directors have been nominated for election by the Board of Directors upon recommendation of the Governance and Nominating Committee to serve for a term expiring at the Annual Meeting in 2005:

Frederick S. Addy

   Mr. Addy, age 70, retired as Executive Vice President, Chief Financial Officer, and Director of Amoco Corporation, an international integrated oil and gas company, in 1994. Mr. Addy has been a Director of the Company since January 1995. He also served the Company as interim Chairman and Chief Executive Officer from September 1996 to January 1997 and as President from October 1996 to January 1997.

Howard H. Newman

   Mr. Newman, age 55, is a Vice Chairman of the investment firm Warburg Pincus LLC, where he has been a Member and Managing Director, and a general partner of Warburg, Pincus & Co. since 1987. Prior to joining Warburg Pincus, he held various positions with Morgan Stanley & Co., Incorporated. He became a Director of the Company on January 8, 1999. Mr. Newman also serves on the Board of the Directors of ADVO, Inc., Cox Insurance Holdings, Plc., Encore Acquisition Company, Newfield Exploration Company, Spinnaker Exploration Company, and several private companies.

   The Board of Directors recommends a vote "FOR" election of the Nominees to the Board of Directors.

   Information about the Company's continuing Directors is set forth below:

B. A. Bridgewater, Jr. (term expires 2003)

   Mr. Bridgewater, age 68, retired in 1999 as Chairman, President and Chief Executive Officer of Brown Group, Inc., a wholesaler and retailer of footwear. He has been a Director of the Company since January 1995. Mr. Bridgewater is a Director of FMC Corporation, FMC Technologies, Inc., Mitretek Systems, Inc., and ThoughtWorks, Inc., and an Advisory Director of Schroder Venture Partners LLC.

Thomas M Hamilton (term expires 2004)

   Mr. Hamilton, age 58, became a Director and was elected Chairman and President, Chief Executive Officer of the Company in January 1997. Previously Mr. Hamilton served Pennzoil Company for five years where he was Executive Vice President, and President of Pennzoil Exploration & Production Company. At the time of his employment, Pennzoil was engaged in exploration and production, refining, marketing and franchising.

Frederick M. Lowther (term expires 2004)

   Mr. Lowther, age 58, has been a partner in the law firm of Dickstein, Shapiro, Morin & Oshinsky, LLP, Washington, D.C. since 1973. He has been a member of such firm's Executive Committee and chairman of its Compensation Committee since 1989. He is also Counsel to the Chairman of KeySpan Corporation. He has been a Director of the Company since August 1997. He is also a Director of Poseidon Resources Corporation and KeySpan Energy Development Corporation.

Michael P. Mallardi (term expires 2003)

   Mr. Mallardi, age 68, retired in 1996 as the Senior Vice President of Capital Cities/ABC, Inc., and President of Capital Cities/ABC Broadcast Group, a part of the Walt Disney Company and a television and radio broadcaster. He has been a Director of the Company since October 1996.

Executive Officers

            Name             Age                       Title
            ----             ---                       -----
T. M Hamilton...............  58 Chairman and President, Chief Executive Officer
D. R. Henderson.............  51 Executive Vice President and Chief Operating
                                 Officer
R. S. Langdon...............  51 Executive Vice President, Finance and
                                 Administration, and Chief Financial Officer
R. L. Edmonson..............  50 Senior Vice President, General Counsel and
                                 Corporate Secretary
R. W. Oliver................  48 President of EEX Exploration and Production
                                 Company, LLC

   Mr. Hamilton was elected Chairman and President, Chief Executive Officer in January 1997. Previously, Mr. Hamilton served Pennzoil Company for five years where he was Executive Vice President and President of Pennzoil Exploration & Production Company.

   Mr. Henderson was elected Executive Vice President and Chief Operating Officer in March 1997. He was Executive Vice President, Worldwide Exploration, of the Company from January 1997 to March 1997. Previously, he held the position of Senior Vice President of Worldwide Exploration at Pennzoil Exploration & Production Company. Prior to that, he held various positions with Pennzoil Company and its subsidiaries, including Senior Vice President-- Exploration, Senior Vice President--International, and Senior Vice President-- Worldwide Exploration.

   Mr. Langdon was elected Executive Vice President, Finance and Administration and Chief Financial Officer in March 1997. Previously, he was an oil and gas consultant from August 1996 to March 1997. Prior to that, he held various positions with the Pennzoil Companies since 1991, including Executive Vice President--International Marketing--Pennzoil Products Company, from June 1996 to August 1996; Senior Vice President--Business Development & Shared Services--Pennzoil Company from January 1996 to June 1996; and Senior Vice President--Commercial & Control--Pennzoil Exploration & Production Company from December 1991 to December 1995.

   Mr. Edmonson was elected Senior Vice President, General Counsel and Corporate Secretary in July 2000. Previously, he was in private practice from August 1999 to June 2000. Prior to that, he held various positions with PennzEnergy Company and the oil and gas subsidiaries of Pennzoil Company from June 1977 to August 1999, including Senior Vice President--Negotiations, Land and Administration; Senior Vice President-- International and Negotiations; Senior Vice President--Legal; Vice President--Legal; Senior Attorney; and Attorney.

   Mr. Oliver became President of EEX Exploration and Production Company, LLC, a subsidiary of the Company, on December 17, 1999. Previously, he was President of Tesoro Exploration and Production Company and Tesoro Bolivia Petroleum Company, subsidiaries of Tesoro Petroleum Corporation, from September 1995 to December 17, 1999. He was an independent consultant from November 1994 to September 1995. Prior to that, he was Vice President, Exploration/Acquisitions of Bridge Oil (U.S.A.), Inc. from December 1988 to November 1994.

   All officers of the Company are elected annually by the Board of Directors. Officers may be removed by the Board of Directors whenever, in its judgment, the best interest of the Company will be served thereby.

Stock Ownership of Management and Certain Beneficial Owners of the Company

   The following table and footnotes set forth certain information concerning the beneficial ownership of Common Stock and Preferred Stock as of April 1, 2002, by

  . each person who is known by the Company to own beneficially more than five percent of such securities,

  .  each Director and nominee for Director,

  .  each executive officer identified under "Executive Compensation," and

  .  all Directors and executive officers as a group.

   Under SEC rules, several persons may be deemed the beneficial owners of the same shares. Consequently, readers are urged to read the footnotes to the table. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to their name. The address of each person listed below is 2500 CityWest Boulevard, Suite 1400, Houston, Texas 77042, unless a different address is provided.

                                      Shares Beneficially Owned
                          ----------------------------------------------------------
                           Common Stock(1)        Preferred Stock
                          ---------------------- ---------------------
Name of Beneficial Owner    Number       Percent  Number       Percent Percentage(2)
------------------------  ----------     ------- ---------     ------- -------------
Warburg, Pincus Equity
 Partners, L.P.(3)......  13,000,000(4)   23.4   1,937,450(5)    100       32.5(6)
Richard C. McKenzie,
 Jr.....................   7,500,000(7)   17.7          --        --       11.6
Dimensional Fund
 Advisors, Inc..........   3,655,730(8)    8.6          --        --        5.7
Wellington Management
 Company, LLP...........   3,141,800(9)    7.4          --        --        4.9
Calm Waters
 Partnership............   2,812,200(10)   6.6          --        --        4.4
Richard S. Strong.......   2,812,200(10)   6.6          --        --        4.4
T.M Hamilton............     791,896(11)   1.8          --        --        1.2
F.S. Addy...............      99,198(12)     *          --        --          *
B.A. Bridgewater, Jr....     120,918(12)     *          --        --          *
F.M. Lowther............     104,574(12)     *          --        --          *
M.P. Mallardi...........     110,419(12)     *          --        --          *
H.H. Newman(13).........  13,101,652(12)  23.6   1,937,450(13)   100       32.6(6)
D.R. Henderson..........     261,752(14)     *          --        --          *
R.S. Langdon............     263,340(15)     *          --        --          *
R.L. Edmonson...........      35,069(16)     *          --        --          *
R.W. Oliver.............      73,458(17)     *          --        --          *
All directors and
 executive officers as a
 group (10 persons).....  14,962,276(18)  26.4   1,937,450(13)   100       35.5(6)

--------
  * Less than 1%
 (1) Includes (i) shares held in EEX's Employee Stock Purchase and Savings
     Plan, (ii) restricted shares awarded under the Revised and Amended 1996 Stock Incentive Plan and the Amended and Restated 1998 Stock Incentive Plan, and (iii) shares of common stock issuable under options or warrants exercisable as of April 1, 2002, or within 60 days thereafter.
 (2) Includes (i) shares held in EEX's Employee Stock Purchase and Savings
     Plan, (ii) restricted shares awarded under the Revised and Amended 1996 Stock Incentive Plan and the Amended and Restated 1998 Stock Incentive Plan, (iii) shares of common stock issuable under options or warrants exercisable as of April 1, 2002, or within 60 days thereafter, and (iv) the 8,000,000 votes the holders of Preferred Stock are entitled to cast on matters voted on by the holders of common stock as described in Note 6 below.
 (3) These securities are owned by Warburg, Pincus Equity Partners, L.P. and certain affiliated partnerships ("WPEP"). The sole general partner of WPEP is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg Pincus, L.L.C., a New York limited liability company ("WP LLC"), manages WPEP. The members of WP LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC and may be deemed to control both entities. WP and WP LLC may be deemed to beneficially own the warrants and preferred stock owned by WPEP. As more fully described in
     Note 13 below, Mr. Newman may also be deemed to have an indirect pecuniary interest in the warrants and preferred stock. The address of each WPEP, WP, WP LLC, Mr. Pincus and Mr. Newman is 466 Lexington Ave., 10th Floor, New York, New York 10017.
 (4) Consists of common stock issuable upon exercise of warrants. The warrants are in three series, each exercisable for $12 per share of common stock:
     (a) Series A warrants to acquire 10,500,000 shares, exercisable for 10 years; (b) Series B warrants to acquire 2,500,000 shares, exercisable for seven years, and (c) Series C warrants to acquire 8,000,000 shares, exercisable for seven years. The Series A and Series B warrants are exercisable for shares of common stock by paying cash or utilizing shares of Preferred Stock at the stated value on a gross or net basis and are included in the table. The Series C warrants are currently exercisable only as a stock appreciation right (entitled to receive the cash difference between the exercise price and the market price of the common stock on the trading day prior to the date of exercise). The Company may, at its option prior to July 30, 2002, elect to allow the Series C warrants to be exercised for shares of common stock by paying cash or by utilizing shares of Preferred Stock at the stated value on a gross or net basis. The Series C warrants are not included in the table.
 (5) Consists of Series B 8% Cumulative Perpetual Preferred Stock ("Preferred Stock").
 (6) Prior to any adjustment in the dividend rate, holders of Preferred Stock are entitled to cast an aggregate of 8,000,000 votes on matters voted on by the holders of common stock and to a separate class vote on certain matters affecting the Preferred Stock. For a period of ten years after the issuance of the Preferred Stock, in connection with any matter in which WPEP (i) has voting rights which are counted together with the voting rights of voting stock and (ii) does not have voting rights as a holder of Preferred Stock counted separately as a class, WPEP has agreed to limit its aggregate voting rights to one vote less than 20% of the aggregate number of votes entitled to be cast on any matter by holders of common stock or any other class of capital stock.
 (7) Based on information set forth in an amendment to Schedule 13D, filed February 27, 2002, these shares were reported by Richard C. McKenzie,
     Jr., 118 John Street, Greenwich, Connecticut 06831. Mr. McKenzie reported beneficial ownership of 7,500,000 shares with shared voting power and 7,500,000 shares with shared dispositive power.
 (8) Based on information set forth in an amendment to Schedule 13G, filed February 12, 2002, these shares were reported, as of December 31, 2001, by Dimensional Fund Advisors Inc., ("Dimensional"), 1299 Ocean Avenue,
     11th Floor, Santa Monica, California 90401 as being owned by clients of Dimensional. Dimensional reported beneficial ownership of 3,665,030 shares with sole voting power and 3,665,030 shares with sole dispositive power.
 (9) Based on information set forth in an amendment to Schedule 13G, filed February 13, 2002, these shares were reported, as of December 31, 2001, by Wellington Management Company, LLP, ("WMC"), 75 State Street, Boston, Massachusetts 02109 as being owned by clients of WMC. WMC reported beneficial ownership of 1,997,500 shares with shared voting power and 3,141,800 shares with shared dispositive power.
(10) Based on information set forth in an amendment to a jointly-filed
     Schedule 13G, filed February 13, 2002, these shares were reported by Calm Waters Partnership ("Calm Waters") and by Richard S. Strong, 100 Heritage Reserve, Menomenee Falls, Wisconsin 53051. Mr. Strong is a general partner of Calm Waters. Calm Waters and Mr. Strong each reported beneficial ownership of 2,812,200 shares with shared voting power and 2,812,200 shares with shared dispositive power.
(11) Includes 396,666 shares of common stock issuable upon exercise of options.
(12) Includes 65,351 shares of common stock issuable upon exercise of options.
(13) Mr. Newman is a Vice Chairman, Managing Director and member of WP LLC and a general partner of WP. As such, Mr. Newman may be deemed to have an indirect pecuniary interest within the meaning of Rule 16a-1 under the Securities and Exchange Act of 1934 ("Exchange Act") in the warrants and Preferred Stock (and related voting rights) described in Notes 3 and 4 above. Mr. Newman disclaims beneficial ownership of the warrants and Preferred Stock within the meaning of Rule 13d-3 under the Exchange Act or otherwise.
(14) Includes 183,333 shares of common stock issuable upon exercise of options.
(15) Includes 190,000 shares of common stock issuable upon exercise of options.
(16) Includes 16,667 shares of common stock issuable upon exercise of options.
(17) Includes 36,666 shares of common stock issuable upon exercise of options.
(18) Includes 14,150,087 shares of common stock issuable upon exercise of warrants or options.

Board of Directors and Committees

   During 2001, the Board of Directors met eight times. No Director attended fewer than 75 percent of the aggregate of the total number of Board meetings and the meetings of a committee on which he served. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

 Audit Committee

   The Audit Committee meets periodically with the independent and internal auditors; reviews annual financial statements and the independent auditors' work and report thereon; reviews the independent auditors' report on internal controls and related matters; selects and recommends to the Board of Directors the appointment of the independent auditors; reviews the letter of engagement and statement of fees which pertain to the scope of the annual audit and certain special audit and non-audit work which may be required or suggested by the independent auditors; receives and reviews information pertaining to internal audits; directs and supervises special investigations; and performs any other functions deemed appropriate by the Board of Directors. Members of the Audit Committee are Messrs. Addy (Chairman), Bridgewater, Lowther, and Mallardi, each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter, as amended February 20, 2002, is attached to this Proxy Statement. The Audit Committee met three times during 2001.

 Audit Committee Report

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the Independence Standards Board.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Dated: February 20, 2002                  Audit Committee
                                          F. S. Addy, Chairman
                                          B. A. Bridgewater, Jr.
                                          F. M. Lowther
                                          M. P. Mallardi

 Compensation Committee

   The Compensation Committee establishes, approves, or recommends to the Board of Directors, in those instances where its approval is required, the annual performance goals for and the compensation and major items related to the compensation of the Chief Executive Officer, officers and other key employees. The Committee also ensures that the Company implements plans for Chief Executive Officer succession and executive succession and administers the Company's stock option plans. Members of the Compensation Committee are Messrs. Mallardi (Chairman), Addy, Bridgewater, Lowther and Newman. The Compensation Committee met three times in 2001.

 Governance and Nominating Committee

   The function of the Governance and Nominating Committee of the Board of Directors is to consider and make recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of Directors and names of candidates to fill vacant Board positions. The Committee reviews and makes recommendations concerning other policies related to the Board and Directors, including compensation, committee composition, structure and size, and retirement and resignation policies. The Committee is responsible for the periodic review of the Company's Corporate Governance Principles and other corporate governance issues and trends. Members of the Governance and Nominating Committee are Messrs. Bridgewater (Chairman until February 20, 2002), Addy, Lowther (Chairman after February 20, 2002), Mallardi and Newman. The Governance and Nominating Committee met two times in 2001.

   The Governance and Nominating Committee will consider nominations for Director made by shareholders. Such nominations should be directed to the Corporate Secretary.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table provides information about the compensation paid by the Company and its subsidiaries for services rendered during the periods shown for the chief executive officer and the four most highly compensated executive officers other than the chief executive officer who were serving at the end of 2001 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation        Long-Term Compensation
                                 ----------------------- -----------------------------------
                                                                Awards             Payouts
                                                         ----------------------- -----------
                                                         Restricted   Securities
                                                           Stock      Underlying  Long-Term    All Other
                                                           Awards      Options/   Incentive   Compensation
  Name and Principal Position    Year Salary($) Bonus($)   ($)(1)      SARs (#)  Payouts ($)     ($)(2)
  ---------------------------    ---- --------- -------- ----------   ---------- -----------  ------------
T. M Hamilton................... 2001  500,000       --        --           --          --       2,550
 Chairman and President,         2000  500,000  300,000   331,369(3)   100,000     162,503(4)    2,550
 Chief Executive Officer         1999  500,000       --   315,650(5)   300,000          --       2,400

D. R. Henderson................. 2001  272,000       --        --           --          --       2,475
 Executive Vice President        2000  262,000  217,600        --       50,000     138,128(4)    2,475
 and Chief Operating Officer     1999  262,000       --   110,763(3)   130,000          --       2,400

R. S. Langdon................... 2001  272,000       --        --           --          --       2,506
 Executive Vice President        2000  262,000  217,600   111,650(3)    60,000      40,628(4)    1,806
 Finance and Administration and  1999  262,000       --        --      130,000          --       2,367
 Chief Financial Officer

R. L. Edmonson.................. 2001  208,000       --    30,660(6)        --          --       2,519
 Senior Vice President, General  2000  100,000  156,000    47,000(7)    50,000          --       1,063
 Counsel and Corporate Secretary 1999       --       --        --           --          --          --

R. W. Oliver.................... 2001  210,000  189,000        --           --          --       2,500
 President, EEX Exploration and  2000  200,000  126,000        --        5,000          --       2,500
 Production Company, LLC         1999    7,692       --    68,750(8)    50,000          --          --

--------
(1) At December 31, 2001, the number and value (based upon the closing price on December 31, 2001) of the aggregate restricted stock holdings for named executives were as follows: T. M Hamilton, 71,099 shares, $130,822; D. R. Henderson, 12,567 shares, $23,123; R. S. Langdon, 13,534 shares, $24,903;
    R. L. Edmonson, 15,000 shares, $27,600; and R. W. Oliver, 25,000 shares, $46,000. The Company does not currently pay dividends on Common Stock; however, it would pay dividends on restricted stock shares at the same rate paid on Common Stock. The restricted stock awards shown in this column are valued at the closing price for the Company's Common Stock on the date of grant.
(2) Includes Company's matching contributions under the Employee Stock Purchase and Savings Plan for each of the executive officers.
(3) In December 1999, the Company offered to exchange for restricted stock all employees' stock options with an exercise price greater than $20. The amount of the exchange was computed using a Black-Scholes option pricing model (using a risk-free interest rate of 6.1%, based on the average ten-year Treasury strip rates for October and November 1999 and stock price volatility of 49% based on the historical volatility using daily stock prices over the prior ten years). Mr. Henderson accepted the offer on December 27, 1999, and received 37,700 shares of restricted stock for stock options for 146,667 shares. Mr. Langdon accepted the offer on January 3, 2000, and received 40,600 shares of restricted stock for stock options for 133,134 shares. The same offer was made to Mr. Hamilton on January 3, 2000, and was accepted on January 11, 2000. Mr. Hamilton received 123,300 shares of restricted stock for stock options for 463,334 shares. The restrictions on the restricted stock exchanged are lifted as to one-third of the shares each year beginning December 7, 2000 (January 3, 2001 for Mr. Hamilton), subject to continued employment.
(4) These amounts represent restricted stock that was granted in 1997 subject to performance-based restrictions and the passage of time. As of December 31, 2000, the performance requirement was met and the restrictions were removed from the shares.

(5) Mr. Hamilton received a restricted stock award of 50,000 shares on February 22, 1999. These shares are restricted for three years and subject to continued employment; the restrictions are removed as to one-third of the shares at the end of each successive year.
(6) Mr. Edmonson received a restricted stock award of 7,000 shares on February 20, 2001. These shares are restricted for three years and subject to continued employment; the restrictions are removed as to one-third of the shares at the end of each successive year.
(7) Mr. Edmonson received a restricted stock award of 8,000 shares on July 3, 2000 upon his employment. These shares are restricted for three years and subject to continued employment; the restrictions are removed as to one-third of the shares at the end of each successive year.
(8) Mr. Oliver received a restricted stock award of 25,000 shares on December 17, 1999 upon his employment. These shares are restricted for five years and subject to continued employment, provided that the restrictions may be removed as to one-fourth of the shares each year that the Company performance is in the top 25% of peer group companies.

Option Grants

   There were no options granted to the named executive officers in 2001.

Aggregated Option Exercise Table

   The table below shows, for each of the named executive officers, the information specified with respect to exercised, exercisable and unexercisable options under all stock option plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                          Options at          In-the-Money Options at
                            Shares                   December 31, 2001 (#)     December 31, 2001 ($)
                         Acquired On     Value     ------------------------- -------------------------
                         Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         ------------ ------------ ----------- ------------- ----------- -------------
T. M Hamilton...........      --           --        396,667      33,333          --           --
D. R. Henderson.........      --           --        183,333      16,667          --           --
R. S. Langdon...........      --           --        190,000      20,000          --           --
R. L. Edmonson..........      --           --         16,667      33,333          --           --
R. W. Oliver............      --           --         36,666      18,334          --           --

Pension Plan Table

   Employees of the Company participate in the Retirement Plan of EEX Corporation (the "Plan") and a retirement income restoration plan (the "Restoration Plan"). The table below illustrates the amount of annual benefit payable on a normal retirement basis beginning at normal retirement age to a person in specified average salary and years-of-service classifications under the Plan and the Restoration Plan.

                              PENSION PLAN TABLE

                                                    Years of Service
                                         ---------------------------------------
              Remuneration(1)              15      20      25      30      35
              ---------------            ------- ------- ------- ------- -------
   200,000..............................  48,314  64,418  80,523  96,627 112,732
   275,000..............................  68,001  90,668 113,335 136,002 158,669
   350,000..............................  87,689 116,918 146,148 175,377 204,607
   425,000.............................. 107,376 143,168 178,960 214,752 250,544
   500,000.............................. 127,064 169,418 211,773 254,502 296,482
   575,000.............................. 146,751 195,668 244,585 293,502 342,419
   650,000.............................. 166,439 221,918 277,398 332,877 388,357
   725,000.............................. 186,126 248,168 310,210 372,252 434,294
   800,000.............................. 205,814 274,418 343,023 411,627 480,232

--------
(1) Highest average covered compensation over any consecutive five-year period.

   Covered compensation is base wages, or the salary reported in the Summary Compensation Table. The credited years of service under the Plan, as of March 31, 2002, for Messrs. Hamilton, Henderson, Langdon, Edmonson and Oliver are 5.2, 5.2, 5.0, 1.7, and 2.3 years, respectively, and the highest average covered compensation during any consecutive five-year period for each of them is $490,000, $261,967, $261,967, $204,952 and $204,876, respectively. Benefits are computed under the "life only with ten years guaranteed" method and are not subject to deductions or offset.

Compensation of Directors

   The compensation program for non-employee Directors, effective January 1, 1999, provides for an annual award to continuing Directors at the time of each annual meeting of the following:

  . Restricted stock with a value of $50,000, provided that a Director may elect to take up to 40% of the $50,000 in cash. The restrictions on the shares lapse five years after the award, or upon the Director's death, disability, mandatory retirement, resignation after age seventy, failure to be reelected or a change in control of the Company. On May 22, 2001, Messrs. Lowther, Mallardi and Newman were awarded 10,905 shares of restricted stock, and Messrs. Addy and Bridgewater were awarded 6,543 shares of restricted stock and received $20,000.

  . A stock option valued at $50,000 under the Black-Scholes method. The stock option vests in six months, and expires ten years, after the date of grant. On May 22, 2001, each of Messrs. Addy, Bridgewater, Lowther, Mallardi and Newman were awarded a stock option for 19,920 shares with an exercise price of $4.585 per share.

  . A performance-based stock option that will vest, all, none or in part, after three years if the Company achieves certain performance goals during the three-year period. On May 22, 2001, the non-employee Directors agreed to forego performance-based stock options for the year 2001.

  . To the extent that there are not enough shares authorized under existing plans to fulfill restricted stock grants to Directors, the restricted grants to be made in 2002 will be prorated and the remainder of the value paid in cash. In the event that the 2002 restricted stock grants are prorated, Messrs. Bridgewater and Newman have elected not to accept the cash for the remainder.

Employment Contracts and Termination of Employment and Change in Control Agreements

   Messrs. Hamilton, Henderson, Langdon and Edmonson have entered into employment contracts with the Company providing for the employment of: Mr. Hamilton as Chairman and President, Chief Executive Officer; Mr. Henderson as Executive Vice President and Chief Operating Officer; Mr. Langdon as Executive Vice President, Finance and Administration, and Chief Financial Officer; and Mr. Edmonson as Senior Vice President, General Counsel and Corporate Secretary. Each of the contracts is automatically extended for a two-year term on a daily continuing basis. The contracts provided for a minimum annual salary of $500,000 for Mr. Hamilton (lowered to $300,000 effective January 1, 2002, in accordance with Mr. Hamilton's recommendation), $250,000 for Mr. Henderson, $250,000 for Mr. Langdon, and $200,000 for Mr. Edmonson, plus an annual incentive bonus based upon performance goals set by the Compensation Committee that are reasonably expected to yield a target bonus. In 2001, the target bonuses for Messrs. Hamilton, Henderson, Langdon and Edmonson were 85%, 80%, 80% and 75%, respectively, of their annual base salaries. The contracts also contain provisions relating to the grant of stock options and the award of restricted stock. Each of Messrs. Hamilton, Henderson, Langdon and Edmonson have executed change in control agreements ("CIC Agreements") with the Company that provide certain benefits in the event their employment is terminated subsequent to a change in control of the Company (as defined in the CIC Agreements). The CIC Agreements are for continuous three-year terms until terminated by the Company upon specified notice and continue for three years following a change in control of the Company. The CIC Agreements provide that if the officer is terminated or if the officer elects to terminate employment under certain circumstances, within three years following a change in control of the Company, the officer shall be entitled to a lump-sum severance payment of three times the sum of the officer's base salary and target bonus, a prorated bonus in the year of termination, the value over exercise price of certain unexercised stock options, a three-year continuation of employee benefits, the equivalent of two years of service credit under the retirement program, and reimbursement of certain legal fees, expenses, and any excise taxes. In the event the same type of benefits or payments are payable under both the employment contracts and the CIC Agreements, the officers will receive the higher benefit or payment, but not duplicate benefits or payments.

Board Compensation Committee Report on Executive Compensation

   The Compensation Committee is responsible for oversight and administration of the Company's compensation policies and programs and specific salary, incentive, stock option and long term incentive awards to the Chief Executive Officer and the named executive officers. The Committee is composed entirely of outside Directors. From time to time, the Committee has received advice on competitive pay levels and practices from independent, recognized consultants. It also reviews survey information on compensation collected by the Company and obtained from industry groups of which the Company is a member.

   Compensation Policies and Objectives. The Board Compensation Committee develops and oversees compensation programs it believes are needed to enhance shareholder value. The Committee has been guided by two primary objectives:

  . Offer incentive for business success by putting a significant portion of each executive's total pay at risk, based on Company performance.

  . Attract and keep outstanding executives by providing compensation opportunities consistent with or superior to those in the Company's industry for similar positions.

   The Company's compensation programs for executives are composed of the following elements:

   Base Salary Program. The Committee believes it is important to attract and retain high-caliber executives and employees, and in order to do this, the Company should attempt to pay fully competitive base salaries. The Committee has determined that base salaries, as a matter of policy, should be targeted at the 50th percentile of competitive levels for similarly qualified executives and employees in independent oil and gas companies. Additional pay, if any, should be through bonuses based on annual operating performance or through stock programs, reflecting total shareholder return.

   Salary levels for the executive officers are based upon assessment of each individual's performance, experience and value in attaining corporate financial and strategic objectives. The Committee compares the Company's annual cash payments (both salary and annual incentive) for named executive officers to recognized annual surveys of practice in its industry.

   Based on the criteria discussed above, since Mr. Hamilton's employment as Chief Executive Officer in January 1997, he has been paid a base salary of $500,000 per year. He received no salary increase during 2001. At Mr. Hamilton's recommendation, his base salary was lowered to $300,000 per year effective January 1, 2002.

   Incentive Plan Compensation. It is the practice of the Committee to encourage positive annual operating results by annual incentive opportunities that put a significant portion of total pay at risk. The portion of compensation at risk is intentionally greater at higher executive levels in the Company. The incentive plan implemented for 2001 included financial targets and milestones related to exploration and development efficiency. Based upon the Committee's review of performance with respect to the targets and milestones, the Committee determined that, overall, the threshold level of the incentive plan was met. However, as a result of the writedowns taken at yearend 2001 and the performance of the Company's Common Stock during 2001, the executive officers (other than Mr. Oliver) chose to not request or receive any incentive compensation for 2001. Mr. Oliver, pursuant to a prior approved retention plan, was awarded a bonus of $189,000.

   The Committee has elected to continue the use of a goal-based incentive plan for 2002. The plan is based upon measurable financial targets and milestones.

   Stock Incentive Plans. The Committee believes that stock-based compensation programs are the single most important compensation vehicle available for encouraging senior executives to maximize total shareholder return, and that stock compensation can be an important part of the pay package for lower-level employees as well.

   In December 1999, the Committee reviewed the stock options outstanding to all employees of the Company. In order to provide greater and more immediate incentives to maximize total shareholder return and to provide retention of key employees, the Committee decided to offer each holder an exchange of his or her stock options with an exercise price greater than $20 for restricted stock. The amount of the exchange was computed using a Black-Scholes option-pricing model. Mr. Hamilton's exchange offer was made and effective in January 2000 and resulted in his receiving 123,300 shares of restricted stock in exchange for stock options for 463,334 shares. Similarly, Mr. Langdon received 40,600 shares of restricted stock for stock options for 133,334 shares when he accepted the offer in January 2000. Upon joining the Company in December 1999, Mr. Oliver was granted 25,000 shares of restricted stock and stock options for 50,000 shares. The restrictions on the stock under each of these grants are lifted, and the options vest, as to one-third of the shares each year beginning one year after the date of grant, subject to continued employment.

   In February 2000, the Committee awarded Mr. Hamilton a stock option grant for 100,000 shares as a part of the senior executive incentive compensation determinations. Mr. Henderson, Mr. Langdon and Mr. Oliver received stock option grants of 50,000 shares; 60,000 shares; and 5,000 shares, respectively. Upon joining the Company in July 2000, Mr. Edmonson was awarded a stock option grant of 50,000 shares. The exercise price of each of these options equaled the fair market value of the shares on the date the options were granted. One-third of these options will vest each year beginning one year after the date of grant. Mr. Edmonson was granted 8,000 shares of restricted stock in July 2000 and 7,000 shares of restricted stock in February 2001. The restrictions on the stock are lifted as to one-third of the shares each year beginning one year after the date of grant, subject to continued employment. No further grants were awarded to senior executives in 2001.

   Peer Group Selection. In May 1998, the Committee designated a peer group of companies. These companies (taking into account mergers and acquisitions that have occurred within the group) continue to reflect those who most closely resemble the Company in assets and focus, and/or are among those that analysts routinely compare to the Company: Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Inc., EOG Resources, Inc., Forest Oil Corp., Newfield Exploration Co., Noble Affiliates, Inc., Ocean Energy Inc., Pioneer Natural Resources Co., and POGO Producing Co.

   Section 162(m). No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Committee intends to consider tax deductibility as one relevant factor in making future awards to executives but may decide that other factors outweigh the preservation of deductibility.

Dated: March 28, 2002                     Compensation Committee
                                          M.P. Mallardi, Chairman
                                          F.S. Addy
                                          B.A. Bridgewater, Jr.
                                          F.M. Lowther
                                          H.H. Newman

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Messrs. Mallardi, Addy, Bridgewater, Lowther and Newman served as members of the Compensation Committee during 2001. Mr. Addy served as interim Chairman and Chief Executive Officer from September 10, 1996 to January 13, 1997, and as President from October 30, 1996 to January 13, 1997.

   Mr. Newman became a Director in January 1999 and a member of the Compensation Committee in February 1999. In January 1999, the Company issued
1.5 million shares of Series B 8% Cumulative Perpetual Preferred

Stock (the "Preferred Stock"), and warrants to acquire 21 million shares of Common Stock to Warburg, Pincus Equity Partners, L.P. and certain affiliated partnerships ("WPEP") in exchange for $150 million. The sole general partner of WPEP is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg Pincus, L.L.C., a New York limited liability company ("WP LLC"), manages WPEP. The members of the WP LLC are substantially the same as the partners of WP. Mr. Newman is a Vice Chairman, Managing Director and member of WP LLC and a general partner of WP. In addition, these shares of Preferred Stock, together with warrants owned by WPEP, (or a pro rata portion thereof), upon the occurrence of a Change in Control, may, at the option of WPEP, be exchanged for 27,907,050 shares of Common Stock (subject to pro rata reduction if only a portion of the Preferred Stock and warrants are exchanged and subject to anti-dilution adjustments); provided that under certain circumstances, the Company may elect to pay WPEP cash in lieu of shares of Common Stock.

Performance Graph

   Set forth below is a line graph comparing the percentage change in the cumulative total return to shareholders on the Company's Common Stock since December 31, 1996 against (i) the cumulative total return of the S&P 500 Composite Stock Index and (ii) the Company's peer group consisting of Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Inc., EOG Resources, Forest Oil Corp., Newfield Exploration Co., Noble Affiliates, Inc., Ocean Energy Inc., Pioneer Natural Resources Co., and POGO Producing Co. The graph assumes that the value of the investment in the Company's Common Stock, the index and peer group was $100 at December 31, 1996 and that all dividends are reinvested.





                       [PERFORMANCE GRAPH APPEARS HERE]

                                                Cumulative Total Return
                                       -----------------------------------------
                                       12/96  12/97  12/98  12/99  12/00  12/01
                                       ------ ------ ------ ------ ------ ------
EEX Corporation....................... 100.00  77.13  19.86   8.33  13.83   6.22
S&P 500............................... 100.00 133.36 171.47 207.56 188.66 166.24
Peer Group............................ 100.00  87.83  63.77  70.04 136.36 109.15

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who own more than 10% of a registered class of the equity securities of the Company to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2001 its officers, directors and shareholders holding greater than 10% of the Company's Common Stock complied with all applicable filing requirements.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   On the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the shareholders, appointed Ernst & Young LLP as independent Certified Public Accountants of the Company for the year 2002. Ernst & Young LLP has been the Company's independent auditors since September 1997. Neither the firm nor any of its members has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be provided the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

   Fees billed by Ernst & Young LLP for the last audit of annual financial statements and reviews of financial statements included in the Company's Forms 10-Q during 2001 were $245,000.

Financial Information Systems Design and Implementation Fees

   No fees were billed by Ernst & Young LLP for services related to financial information systems design and implementation.

All Other Fees

   All other fees billed by Ernst & Young LLP were $498,000 and included audit-related services (generally fees for audits and reviews of subsidiary financial statements and for the proposed debt financing) and severance tax assistance. The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

   Ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2002 requires the majority of the votes cast on this proposal. The Board of Directors recommends that the shareholders vote "FOR" the ratification of Ernst & Young LLP as independent auditors.

                            SOLICITATION OF PROXIES

   This solicitation is being made by the Company. The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, and Proxy, and the cost of further solicitation are to be borne by the Company. Solicitations may further be made by directors, officers, and regular employees of the Company, without additional compensation, through use of the mails, telephone, facsimile transmission, or personal interview. No additional compensation will be paid for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained W. F. Doring & Co. at a cost of approximately $4,000 to assist in the solicitation of proxies.

                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in the Company's Proxy Statement relating to its 2003 Annual Meeting, the Company must receive a shareholder's proposal no later than December 30, 2002. Such proposals should be addressed to the Corporate Secretary.

   The Company's Bylaws provide that in addition to any other applicable requirements, in order for a shareholder to properly bring business before an annual meeting or nominate a person for election to the Board, the shareholder must give timely written notice to the Corporate Secretary and provide certain specified information. The Company anticipates that the 2003 Annual Meeting of Shareholders will be held on May 20, 2003. Based upon that date, to be timely, advance notice of any shareholder nominations of directors and of any shareholder proposal must be delivered to or mailed and received at the Company's principal executive offices on or before March 31, 2003, but no earlier than March 6, 2003. If a shareholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the Company's management will have discretionary authority with respect to proxies submitted to the 2003 Annual Meeting of Shareholders on any such proposal. Details regarding the procedural requirements for presenting a matter before a meeting of shareholders are available upon written request to the Corporate Secretary.

                                 OTHER MATTERS

   The Board of Directors does not intend to bring any other business before the meeting and has no reason to believe any will be presented to the meeting. If, however any other business should be properly presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                           AVAILABILITY OF FORM 10-K

   Shareholders may obtain without charge another copy of the Company's Annual Report on Form 10-K (excluding certain of the exhibits thereto) for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, by writing to the Corporate Secretary, EEX Corporation, 2500 CityWest Blvd., Suite 1400, Houston, TX 77042.

                                          By order of the Board of Directors

                                          Richard L. Edmonson
                                          Senior Vice President,
                                          General Counsel, and
                                          Corporate Secretary

Houston, Texas
April 29, 2002

                                 Attachment A

                                EEX CORPORATION
                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation,
(2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee policy is that the Corporation shall not hire as an employee any partner or manager of the independent auditor who has worked on the Corporation account within the previous three (3) year period. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

     4. Review with management and the independent auditor the Corporation's quarterly financial statements prior to the release of quarterly earnings (such review may be delegated to the Chairman of the Committee).

     5. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board. During the selection process, the Committee shall require the independent auditor to provide a statement of the qualifications of the partners who will be responsible for the audit of the Corporation.

     8. Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

     10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Review the appointment and replacement of the senior internal auditing executive.

     12. Review the significant reports to management prepared by the internal auditing department and management's responses.

     13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     15. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's Statement of Operating Policy and Procedures.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any changes required in the planned scope of the internal audit.

       (c) The internal audit department responsibilities, budget and staffing.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     19. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Statement of Operating Policy and Procedures.

     20. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Statement of Operating Policy and Procedures.

PROXY     This Proxy is Solicited on Behalf of the Board of Directors     PROXY
                   For the Annual Meeting of Shareholders of
                                EEX CORPORATION

                          To be Held on May 30, 2002

 The undersigned hereby appoints T. M Hamilton and Richard L. Edmonson, or either of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of EEX Corporation held of record by the undersigned on April 1, 2002, at the Annual Meeting of Shareholders of EEX Corporation to be held at 2500 CityWest Blvd., Houston, Texas 77042 at 1:00 p.m. on May 30, 2002, or any adjournment or postponement thereof.

 It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted "FOR" the nominees for director in No. 1 and "FOR" the proposal set forth in No. 2, on the reverse side of this Proxy.

 The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that the above-named Proxies may do by virtue hereof.

                 (Continued and to be signed on reverse side)

      -----                                               EEX Corporation                                      -----
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  0

[                                                                                                                             ]
                                              For       Withhold      For        3. In their discretion, the Proxies are authorized
    1. ELECTION OF DIRECTORS--                Both        Both       Except*        to vote upon any matters which may properly
|      F. S. Addy and H. H. Newman              0           0          0            come before the Annual Meeting, or any         |
|                                                                                   adjournment or postponement thereof.           |
    ----------------------------
       *Nominee Exception (print name)                                           Dated: _____________________________________ , 2002

    2.  RATIFY THE APPOINTMENT OF ERNST &     For       Against     Abstain      ---------------------------------------------------
        YOUNG LLP AS INDEPENDENT AUDITORS.      0           0          0
                                                                                 ---------------------------------------------------
                                                                                 Signature of Shareholder(s)

                                                                                 This proxy must be signed exactly as the name
                                                                                 appears hereon. Executors, administrators,
                                                                                 trustees, etc., should give full title as such.
                                                                                 If the signer is a corporation, please sign full
                                                                                 corporate name by duly authorized officer.

      -----                                                                                                    -----